UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2018

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

On October 19, 2018, the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Constellation Brands, Inc. (“Constellation” or the “Company”) took the following actions with regard to certain compensatory arrangements for certain of the Company’s senior management personnel, including certain of its Executive Officers.

Performance Share Unit Grants

The Committee granted performance share units to be settled in the Company’s Class A Common Stock under the Company’s Long-Term Stock Incentive Plan (the “Stock Plan”) to certain of the Company’s management personnel, including certain of its Executive Officers, subject to the provisions of performance share unit agreements (the “Performance Share Unit Agreements”). Under the performance share unit grants approved by the Committee, Messrs. Newlands and Klein each received a special equity incentive award with a target value of $3.5 million, and a maximum payout of 150% of target. The number of shares of the Company’s Class A Common Stock that will be granted under the Performance Share Unit Agreements will be based on the closing price of the Company’s Class A Common Stock on the New York Stock Exchange on the date of grant. The grant of the performance share units is contingent on the closing of the transaction contemplated by the Subscription Agreement, dated August 14, 2018, between Canopy Growth Corporation (“Canopy Growth”) and Constellation’s wholly-owned subsidiary CBG Holdings LLC (“CBG”), under which Canopy Growth will sell, and CBG will purchase, certain common shares and warrants to purchase certain additional common shares of Canopy Growth, as further described in our Current Report on Form 8-K, dated August 14, 2018 and filed August 16, 2018. The number of shares of the Company’s Class A Common Stock to be issued pursuant to the Performance Share Unit Agreements will depend upon the Company’s Net Debt Leverage Ratio (as such term is defined in the Performance Share Unit Agreement) for the Company’s fiscal year ended February 28, 2022 and certain other results.

Under the terms of the Performance Share Unit Agreements, a participant may vest in his right to receive the applicable number of performance share units only if the participant remains in continuous employment with the Company or any of its subsidiaries until May 1, 2022 and the Company achieves certain Net Debt Leverage Ratio and other results as set forth in the Performance Share Unit Agreement. Target awards can vest at an earlier date upon the death or PSU Disability (as that term is defined in the Performance Share Unit Agreement) of the recipient of the award. Under the terms of the Performance Share Unit Agreement, grants shall vest at target in the event of a termination without Cause or a termination for Good Reason within the 24-month period following a Change in Control (as each term is defined in the Stock Plan or the Performance Share Unit Agreement).

The foregoing description of the awards is a summary and is qualified in its entirety by the Performance Share Unit Agreement, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Performance Share Unit Agreement - Contingent Grant Pursuant to the Constellation Brands, Inc. Long-Term Stock Incentive Plan.

INDEX TO EXHIBITS

Exhibit No.	Description

(10)	MATERIAL CONTRACTS

(10.1)	Performance Share Unit Agreement - Contingent Grant Pursuant to the Constellation Brands, Inc. Long-Term Stock Incentive Plan (filed herewith). *

*Designates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2018	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer